UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2020

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2020, HealthEquity, Inc. (the “Company”) entered into a Lease Agreement (the "Office Lease") with BCSP CROSSROADS PROPERTY, LLC to lease new office space in San Mateo, California. The material terms of the Office Lease are described below:

•The Company leased approximately 7,614 square feet of space in San Mateo, California.
•Base rent with respect to the New Lease will be $4.55 per rentable square foot, or $415,724.40 in the first year of the lease, subject to annual base rent increases of 3.0% throughout the term of the Office Lease. In addition, the Company will pay 4.7304% of the annual operating expenses and tax expenses associated with the office building and certain associated properties.
•The lease term commences on March 1, 2020 and expires three years and one month after commencement. However, the Company has the option to extend the term of the lease for an additional three years at fair market value rates, subject to certain conditions described in the Office Lease.

This current report on Form 8-K summarizes the material provisions of the Office Lease, although the Office Lease is subject to other customary terms and conditions. This summary is qualified in its entirety by reference to the full text of the Office Lease, which is included in Exhibit 10.1 to this Form 8-K.

(d) Exhibits

Exhibit No. Description

10.1	Office Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: January 27, 2020	By:	/s/ Delano Ladd
	Name:	Delano Ladd
	Title:	EVP, General Counsel and Secretary